Exhibit 23.2


      CONSENT OF GEORGE F. ROMBACH, CPA, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




To the Board of Directors
Telenetics Corporation

      I consent to incorporation by reference in the Prospectus constituting a part of this Registration Statement of my report dated July 13, 1998, relating to the financial statements of Telenetics Corporation appearing in the Company's Transition Report on Form 10-KSB for the nine months ended December 31, 1998.

      I also consent to my reference under the caption "Experts" in the Prospectus.


                                          /S/ GEORGE F. ROMBACH, CPA



Lake Forest, California
November 23, 1999